EXECUTION VERSION

EXHIBIT 10.1
SHAREHOLDER AGREEMENT
This SHAREHOLDER AGREEMENT, dated as of January 28, 2019 (this “Agreement”), is by and between Spectrum Brands Holdings, Inc., a Delaware corporation (“Spectrum”), and Energizer Holdings, Inc., a Missouri corporation (the “Company,” and together with Spectrum, the “Parties” and each, a “Party”).
WHEREAS, pursuant to the Acquisition Agreement, dated as of November 15, 2018 (the “Acquisition Agreement”), between Spectrum and the Company, the Company is acquiring the Business (as defined in the Acquisition Agreement) from Spectrum (the “Transaction”) in exchange for consideration that includes shares of the Company’s common stock, par value $0.01 per share, that constitute the Stock Consideration (as defined in the Acquisition Agreement) (the “Shares”); and
WHEREAS, as a condition to the willingness of the Company and Spectrum to enter into the Acquisition Agreement, the Parties are entering into this Agreement, which sets forth certain terms and conditions regarding, among other things, transfer restrictions and registration rights to which the Shares will be subject.
NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1          Certain Definitions. As used in this Agreement, the following terms will have the following respective meanings:
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise; provided, however, that in no event shall the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates (in each case after giving effect to the Transaction) be deemed to be Affiliates of Spectrum or any of Spectrum’s Affiliates for purposes of this Agreement; provided, further, however that any reference contained herein with respect to an Affiliate of Spectrum shall mean (and shall only apply to) a controlled Affiliate of Spectrum.
“Beneficial Ownership,” “Beneficially Owned” and “Beneficially Owns” have the meanings specified in Rule 13d-3 promulgated under the Exchange Act, including the provision that any member of a “group” will be deemed to have beneficial ownership of all securities beneficially owned by other members of the group, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any Person or (y) securities directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock of such Person.
“Block Trade” means a Spectrum Underwritten Offering which is a no-roadshow “block trade” takedown off a Shelf Registration Statement.
“Board” means the Board of Directors of the Company.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in St. Louis, Missouri.

“Bylaws” means the Third Amended and Restated Bylaws of the Company as in effect on the date hereof.
“Charter” means the Third Amended and Restated Articles of Incorporation of the Company as in effect on the date hereof.
“Closing” has the meaning set forth in the Acquisition Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means (i) the common stock of the Company, par value $0.01 per share, (ii) any securities of the Company or any successor or assign of the Company into which such stock is reclassified or reconstituted or into which such stock is converted or otherwise exchanged in connection with a combination of shares, recapitalization, merger, sale of assets, consolidation or other reorganization or otherwise or (iii) any securities received as a dividend or distribution in respect of the securities described in clauses (i) and (ii) above.
“Confidential Information” means all non-public information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof or whether pursuant to this Agreement or otherwise) concerning the Company or its controlled Affiliates that may be or may have been furnished to any Person by or on behalf of the Company, its controlled Affiliates or its or their respective Representatives, other than information which (a) becomes generally available to the public other than as a result of a breach of this Agreement or another duty or obligation of confidentiality, (b) becomes available to such Person on a non-confidential basis from a source other than the Company, its Affiliates or its or their respective Representatives; provided, that the source thereof is not known by such Person or such of its Affiliates or its or their respective Representatives to be bound by a duty or obligation of confidentiality, or (c) is independently developed by such Person, its Affiliates or its or their respective Representatives without the use of or reference to any information that would otherwise be Confidential Information hereunder.
“Counsel to Spectrum” means one (1) counsel selected by Spectrum in a Piggyback Takedown, Spectrum  Underwritten Offering or Shelf Registration, as applicable.
“Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (a) such interest conveys any voting rights in such security, (b) such interest is required to be, or is capable of being, settled through delivery of such security or cash or (c) other transactions hedge the economic effect of such interest.
“Director” means a member of the Board.
“Disclosure Package” means the following, collectively, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, in the form provided to Spectrum for delivery to purchasers of Registrable Securities, (ii) each Free Writing Prospectus, in the form provided to Spectrum for delivery to purchasers of Registrable Securities and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).
“Equity Securities” means (a) Voting Securities, (b) any securities of the Company that are convertible, exchangeable or exercisable (whether presently convertible, exchangeable or exercisable or not) into or for Voting Securities (including within the meaning of Treasury Regulation Section 1.382-4(d)(9)), (c) any options, warrants and rights issued by the Company (whether presently convertible, exchangeable or exercisable or not) to purchase Voting Securities or convertible, exchangeable or exercisable (whether presently convertible, exchangeable or exercisable or not) into Voting Securities (including within the meaning of Treasury Regulation Section 1.382-4(d)(9)), and (d) any other interests that would be treated as “stock” of the Company pursuant to Treasury Regulation Section 1.382-2T(f)(18).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.
“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.
“Governmental Entity” means any federal, state, local, municipal or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority (including the New York Stock Exchange and FINRA—Financial Industry Regulatory Authority), instrumentality, agency, commission or body.
“Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.
“Holdback Period” has the meaning ascribed to such term in Section 4.5.
“Indemnified Party” has the meaning ascribed to such term in Section 4.8(c).
“Indemnifying Party” has the meaning ascribed to such term in Section 4.8(c).
“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.
“Liability” has the meaning ascribed to such term in Section 4.8(a).
“Lock-Up Period” has the meaning ascribed to such term in Section 3.1.
“Market Disruption Event” means, with respect to any date, (a) the failure of the New York Stock Exchange to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate during the regular trading session, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Permitted Transaction” means any pledge of any Equity Securities (including the Shares) to comply with any customary collateral requirements under any current or future bona fide financing arrangements for borrowed money.
“Person” means an association, a corporation, an individual, a partnership, a joint venture, a limited liability company, an estate, a trust or any other entity or organization, including a governmental authority, a group (with the meaning of Section 13(d)(3) of the Exchange Act), or an “entity” within the meaning of Treasury Regulation Section 1.382-3 (including any group of Persons treated as a single entity under such regulation).
“Piggyback Takedown” has the meaning ascribed to such term in Section 4.4(a).
“Prospectus” means the prospectus related to any Registration Statement (whether preliminary or final or any prospectus supplement, including, without limitation, a prospectus or prospectus supplement that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415, 424, 430A, 430B or 430C under the Securities Act, as amended or supplemented by any amendment or prospectus supplement), including post-effective amendments, and all materials incorporated by reference in such prospectus.

“Registrable Securities” means any and all Shares Beneficially Owned by Spectrum and Shares hereafter acquired, including Shares received in connection with any stock splits, stock dividends, reclassifications, recapitalizations or other distributions by the Company in respect of its Common Stock; provided, that Registrable Securities held by Spectrum will cease to be Registrable Securities, when (A) such Registrable Securities have been disposed of pursuant to an effective Registration Statement, (B) such securities have been disposed of pursuant to Rule 144, (C) Spectrum ceases to Beneficially Own Registrable Securities equal to 2% or more of the Company’s outstanding shares of Common Stock or (D) such securities have ceased to be outstanding.
“Registration Expenses” means all out-of-pocket expenses (other than Selling Expenses) arising from or incident to the registration of the sale of Registrable Securities in compliance with this Agreement, including, without limitation, (i) SEC, stock exchanges, FINRA (including, without limitation, fees, charges and disbursements of counsel in connection with FINRA registration) and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), and (v) with respect to Registrable Securities that are listed on a national securities exchange, the fees and expenses incurred in connection with the listing of such Registrable Securities.
“Registration Statement” means any registration statement filed pursuant to the Securities Act.
“Regulatory Confirmation” has the meaning ascribed to such term in Section 2.1(d).
“Representatives” means, with respect to any Person, the directors, officers, employees, investment bankers, accountants, attorneys or other advisors, agents or representatives of such Person.
“Repurchase” has the meaning ascribed to such term in Section 3.4(a).
“Repurchase Date” has the meaning ascribed to such term in Section 3.4(b).
“Repurchase Notice” has the meaning ascribed to such term in Section 3.4(a).
“Repurchase Price” means a price per share equal to the greater of (a) the volume-weighted average sales price per share taken to four decimal places of Common Stock for the ten consecutive Trading Days beginning on the twelfth (12th) Trading Day immediately preceding the date of delivery of a Repurchase Notice, with each Trading Day measured from 9:30 a.m. New York time until 4:00 p.m. New York time, taking into account any adjustments made to reported trades at or prior to 4:10 p.m., New York City time but excluding any after-market trades, as published by Bloomberg L.P. under its AQR function (or any other recognized quotation source mutually agreed to by Seller and Purchaser if such function is not available or is manifestly erroneous), and with each such Trading Day being a date during an “open window period” on which the Company is permitted to make open market purchases of Common Stock pursuant to applicable securities Laws (other than in accordance with a prearranged stock buyback plan), and (b) $65.1175.  If at any time during the period between the date that the “Purchaser Common Stock VWAP” (as defined in the Acquisition Agreement) is set and the date a Repurchase Notice is given, any change in the outstanding shares of capital stock of the Company shall occur as a result of any reclassification, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (an “Adjustment Event”), then the amounts specified in clauses (a) and (b), respectively, of the Repurchase Price shall be equitably adjusted to account for such Adjustment Event.
“Requesting Shareholders” has the meaning ascribed to such term in Section 4.4(a).
“Roadshow Expenses” means any costs and expenses (including travel expenses) for any road shows incurred in connection with the registration and sale of Spectrum’s Registrable Securities.

“Rule 144” means Rule 144 under the Securities Act.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Selling Expenses” means underwriting fees, discounts, selling commissions, underwriter expenses and stock transfer taxes relating to the registration and sale of Spectrum’s Registrable Securities and the fees and expenses of Spectrum’s own counsel.  For the avoidance of doubt, no Roadshow Expenses shall be considered Selling Expenses.
“Shelf Period” has the meaning ascribed to such term in Section 4.1(a).
“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.
“Shelf Registration Request” has the meaning ascribed to such term Section 4.1(a).
“Shelf Registration Statement” has the meaning ascribed to such term in Section 4.1(a).
“Spectrum Underwritten Offering” means an underwritten offering takedown to be conducted by Spectrum in accordance with Section 4.3. For the avoidance of doubt, the term “Spectrum Underwritten Offering” includes a Block Trade.
“Standstill Period” has the meaning ascribed to such term in Section 2.1(a).
“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or other form of legal entity (whether incorporated or unincorporated) of which (or in which) more than 50% of the Beneficial Ownership of the stock or other equity interests of such entity is, directly or indirectly, owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
“Suspension Period” has the meaning ascribed to such term in Section 4.2.
“Trading Day” means a day on which (a) there is no Market Disruption Event; and (b) trading in the Common Stock generally occurs on the New York Stock Exchange.
“Transfer Agent” has the meaning ascribed to such term in Section 3.6.
“Treasury Regulation” means any Treasury regulation, in effect from time to time, promulgated under the Code.
 “Voting Period” has the meaning ascribed to such term in Section 2.1(b).
“Voting Securities” means the Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of Directors.
“WKSI” means a “Well-Known Seasoned Issuer” as defined in Rule 405 under the Securities Act.

ARTICLE II

COVENANTS
Section 2.1          Standstill; Voting.
(a) For the period beginning on the date hereof and ending on the twenty-four (24) month anniversary of the date hereof (the “Standstill Period”), Spectrum shall not, and shall cause its Subsidiaries, directors and officers and shall direct its Representatives acting on its and its respective Subsidiaries’ behalf not to, directly or indirectly (including through any arrangements with a third party):
(i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, in each case directly or indirectly,
(1)
except for Equity Securities received by way of stock splits, stock dividends, reclassifications, recapitalizations or other distributions by the Company in respect of its Common Stock, (x) any acquisition, agreement to acquire, proposal or offer to acquire (including through the acquisition of Beneficial Ownership) of (by purchase or otherwise) any Equity Securities or Derivative Instruments, or  (y) any authorization for or the making of a tender offer, exchange offer or other offer or proposal, whether oral or written, to acquire (by purchase or otherwise) any Equity Securities or Derivative Instruments of the Company;

(2)
engaging in any solicitation of proxies or written consents to vote (or withhold the vote of) any Voting Securities, or conduct any binding or nonbinding referendum with respect to any Voting Securities, or assist or participate in any other way, in any solicitation of proxies (or written consents) with respect to any Voting Securities, or otherwise become a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Exchange Act, to vote (or withhold the vote of) any securities of the Company;

(3)	seeking to advise, encourage, or influence any Person with respect to the voting of (or execution of a written consent in respect of), acquisition of or disposition of any securities of the Company;
(4)
any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company, any Subsidiary of the Company, or any of its or their respective securities or assets, or the making of any public announcement with respect to such proposal or offer, in each case, other than transactions contemplated by the Battery Agreement (as defined in the Acquisition Agreement) and in Spectrum’s capacity as a party thereto;

(5)	any recapitalization, restructuring, liquidation, dissolution or other similar transaction with respect to the Company or any of its Subsidiaries;
(6)
taking any action in support of or make any proposal or request that constitutes (or would constitute if taken): (A) knowingly or intentionally advising, controlling, changing, or influencing the Board or management of the Company, including any plans or proposals to change the voting standard with respect to Director elections, number or term of Directors or to fill any vacancies on the Board, (B) any change in the capitalization, stock repurchase programs and practices, or dividend policy of the Company, (C) any other change in the Company’s management, business, or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Charter or Bylaws, or other actions that may impede or facilitate the acquisition of control of the

Company by any Person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(7)	communicating with shareholders of the Company or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act, in each case in respect of any action described in this Section 2.1(a);
(8)
engaging in any course of conduct with the purpose of causing shareholders of the Company to vote contrary to the recommendation of the Board on any matter presented to the Company’s shareholders for their vote at any meeting of the Company’s shareholders or by written consent;

(9)
calling or seeking to call, or request the call of, alone or in concert with others, any meeting of shareholders of the Company, whether or not such a meeting is permitted by the Charter or Bylaws, including a “town hall meeting” or initiating any shareholder proposal, or initiating or proposing any action by written consent, in each case for action by the shareholders of the Company;

(10)
 act, seek, facilitate or encourage any Person to submit nominations or proposals, whether in furtherance of a “contested solicitation” or otherwise, for the appointment, election or removal of Directors or otherwise with respect to the Company or seek, facilitate, encourage, or take any other action with respect to the appointment, election or removal of any directors

(11)
 demand a copy of the Company’s list of shareholders or its other books and records or make any request under Section 351.215 of the General and Business Corporation Law of Missouri or equivalent state or federal laws;

(12)
 otherwise acting, alone or in concert with others, to seek representation on or to knowingly or intentionally control or influence the management, Board, shareholders or to knowingly or intentionally control or influence policies of Company or to obtain representation on the Board of the Company or its controlled Affiliates;

(ii) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act, for the purpose of voting, acquiring, holding, or disposing of, any Voting Securities or with respect to, or otherwise act in concert with, any Person in respect of any of the types of matters set forth in Section 2.1(a)(i)  above;
(iii) request the Company or any of its Subsidiaries, directly or indirectly, to amend or waive any provision of this Section 2.1(a);
(iv) contest the validity or enforceability of any provision contained in this Section 2.1(a), including this Section 2.1(a)(iv);
(v) take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a transaction or any other matter described in this Section 2.1(a); or
(vi) enter into any discussions, negotiations, agreements, arrangements or understandings with any Person with respect to any action Spectrum is prohibited from taking pursuant to this Section 2.1(a), or advise, assist, knowingly encourage or seek to persuade any Person to take any action or make any public statement with respect to any such action, or otherwise take or cause any action or make any public statement inconsistent with any of the foregoing.

Notwithstanding the foregoing, nothing contained in this Section 2.1(a) shall limit Spectrum’s contractual rights under the Acquisition Agreement or the Battery Agreement. Additionally, nothing contained in this Agreement shall be construed to restrict Spectrum’s ability to comply with its disclosure obligations under the U.S. federal securities laws, including, but not limited to, Section 13 of the Exchange Act and the regulations promulgated thereunder, and any SEC filing made by or on behalf of Spectrum in order to comply with its obligations under the U.S. federal securities laws shall not be deemed, in and of itself, to be a breach of this Section 2.1(a).
(b)          At each annual and special meeting of the shareholders of the Company (or at any adjournment or postponement thereof) held, or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought by or from the shareholders of the Company, in any case during the period beginning on the date hereof and ending upon the earlier of the date of the closing of the transactions contemplated by the Battery Agreement (if such date ever occurs) and the date that is eighteen (18) months from the date hereof (the “Initial Voting Period”), Spectrum agrees that it and its applicable Affiliates shall (i) appear and be present, in person or by proxy, at such shareholders’ meeting or otherwise cause all shares of Voting Securities beneficially owned by it and its respective Affiliates to be counted as present for purposes of establishing a quorum and (ii) vote or consent, or cause to be voted or consented, all shares of Voting Securities beneficially owned by it and its respective Affiliates in proportion to the votes cast by the other shareholders of the Company on such matter.  From the date of this Agreement and through the Initial Voting Period, Spectrum shall, and shall cause its applicable Affiliates to, upon the written request of the Company, grant an irrevocable proxy, which shall be deemed coupled with an interest sufficient in law to support an irrevocable proxy to the Company or its designees, to vote any shares of Equity Securities  beneficially owned by it and its respective Affiliates in accordance with the terms and conditions set forth in this Section 2.1(b).
(c)          At each annual and special meeting of the shareholders of the Company (or at any adjournment or postponement thereof) held, or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought by or from the shareholders of the Company, in any case during the period commencing as of, and only upon the occurrence of, the expiration of the Initial Voting Period and ending eighteen (18) months from the date hereof (the “Voting Period”), Spectrum agrees that it and its applicable Affiliates shall (i) appear and be present, in person or by proxy, at such shareholders’ meeting or otherwise cause all shares of Voting Securities beneficially owned by it and its respective Affiliates to be counted as present for purposes of establishing a quorum, (ii) vote or consent, or cause to be voted or consented, all shares of Voting Securities beneficially owned by it and its respective Affiliates on the Company’s proxy card, voting instruction or consent form (a) in favor of each of the Directors nominated by the Board and recommended by the Board in the election of Directors, (b) against any other nominees to serve on the Board that have not been recommended by the Board, and (c) with respect to all other matters in accordance with the Board’s recommendations as identified in the Company’s proxy or information statement, including in favor of all other matters recommended for shareholder approval by the Board, and (iii) not execute any proxy card, voting instruction or consent form in respect of such shareholders’ meeting or other vote, consent or approval, other than the proxy card and related voting instruction form or consent form being solicited by or on behalf of the Board.  From the date of this Agreement and through the Voting Period, Spectrum shall, and shall cause its applicable Affiliates to, upon the written request of the Company, grant an irrevocable proxy, which shall be deemed coupled with an interest sufficient in law to support an irrevocable proxy to the Company or its designees, to vote any shares of Equity Securities beneficially owned by it and its respective Affiliates in accordance with the terms and conditions set forth in this Section 2.1(c).
(d)          During the Voting Period, if either Spectrum or the Company enter into a definitive agreement to acquire any entity, assets or business and either Spectrum or the Company (as applicable) are advised by legal counsel that such acquisition would raise regulatory or antitrust concerns in light of Spectrum’s ownership of Equity Securities, the obligations of Spectrum and its Affiliates with respect to the voting of Voting Securities shall be those set forth in Section 2.1(b) until the earlier of (i) the confirmation by such legal counsel that such regulatory or antitrust concerns are no longer pending (such event, the “Regulatory Confirmation”) and (ii) the expiration of the Voting Period.  Following the occurrence of the Regulatory Confirmation, the obligations of Spectrum and its Affiliates with respect to the voting of Voting Securities shall be those set forth in Section 2.1(c) until the expiration of the Voting Period.
Section 2.2          Confidentiality. Spectrum shall be required to keep confidential all Confidential Information, provided, however, that Spectrum may, subject to and in compliance with applicable securities Laws, provide

Confidential Information to any of its Affiliates or Representatives to the extent reasonably necessary (and to the extent such Person reasonably needs to know such information) in connection with Spectrum’s investment in the Company; provided, however, that Spectrum shall cause any such recipient to agree to comply, and to comply, with the provisions of this Section 2.2 as well as Section 2.3 applicable to Spectrum, it being understood that Spectrum shall be responsible for any breach of the provisions hereof by such recipient. Notwithstanding the foregoing, Spectrum, and any director, officer or employee of Spectrum who receives Confidential Information may disclose any such Confidential Information to the extent required by applicable Law; provided, that, to the extent practicable and legally permissible, the disclosing party (a) gives the Company reasonable notice of any such requirement so that the Company may seek appropriate protective measures (at the Company’s sole cost) and (b) cooperates with the Company (at the Company’s sole cost) in attempting to obtain such protective measures.
Section 2.3          Securities Laws. Spectrum acknowledges that it is aware, and will advise any of its Affiliates who receive Confidential Information pursuant to Section 2.2 or otherwise, that applicable securities Laws prohibit any Person who has received material, non-public information from purchasing or selling securities on the basis of such information or from communicating such information to any other Person unless in compliance with such Laws.
ARTICLE III

SHARE TRANSFER MATTERS
Section 3.1          Spectrum Lockup. For the period beginning on the Closing Date and ending on the twelve (12) month anniversary of the date hereof (the “Lock-Up Period”), Spectrum shall not, and shall cause its Affiliates not to, directly or indirectly, sell, transfer, exchange, assign, liquidate, convey, abandon, distribute, contribute or otherwise dispose of in a transaction treated under Section 382 of the Code as a direct or indirect disposition or transfer any Equity Securities, or enter into any Hedging Transaction; provided, however, that nothing contained in this Agreement shall prohibit Spectrum or any of its Affiliates from entering into a Permitted Transaction.
Section 3.2          Additional Transfer Restrictions. From and after the expiration of the Lock-Up Period, Spectrum shall not, and shall cause its Affiliates not to, directly or indirectly, dispose of any Equity Securities of the Company to any other Person that, to the knowledge of Spectrum, after reasonable inquiry (including, where practicable, obtaining a representation of the ownership of Equity Securities of such transferee), would have beneficial ownership of Equity Securities in excess of four and nine-tenths of a percent (4.9%) of the outstanding Equity Securities of the Company after giving effect to such transaction; provided, however, that the restrictions in this Section 3.2 shall not apply to any sales of Equity Securities of the Company on a national stock exchange or pursuant to a widely distributed underwritten public offering.
Section 3.3          Improper Transfer. Any attempt to transfer any Equity Securities other than in accordance with this Agreement shall be null and void and no right, title or interest in or to such Equity Securities shall be transferred to the purported transferee, buyer, donee, assignee or encumbrance holder. The Company will not give, and will not permit the Company’s transfer agent to give, any effect to any such attempted transfer on its records.
Section 3.4          Optional Repurchase.
(a)          From and after the eighteen (18) month anniversary of the date hereof, the Company shall have the option, exercisable one or more times, by providing written notice (each, a “Repurchase Notice”) to Spectrum, to purchase (each, a “Repurchase”), all or a portion of the Shares held by Spectrum or its Affiliates for a purchase price per share of Common Stock equal to the Repurchase Price.
(b)          Each Repurchase Notice shall state: (1) the Repurchase Price, (2) the repurchase date, which shall be the seventh (7th) Trading Day following the date of the Repurchase Notice  (the “Repurchase Date”); (3) the number of shares of Common Stock to be repurchased; (4) the place or places where certificates (if any) for the shares of Common Stock are to be surrendered for payment of the Repurchase Price; and (5) that the Repurchase is being effected pursuant to this Section 3.4.  Notwithstanding the foregoing, if reasonably and promptly requested by Spectrum in order to comply with Spectrum’s or its Affiliates’ financing documents, the Repurchase Date shall be the tenth (10th) Trading Day following the date of the Repurchase Notice.

(c)          On such Repurchase Date, the Company shall pay the applicable Repurchase Price by wire transfer of immediately available funds in accordance with the wire instructions provided by Spectrum to the Company, and Spectrum shall deliver or cause to be delivered to the Company all of Spectrum’s (or its applicable Affiliates’) right, title and interest in and to the shares of Common Stock to be repurchased by an appropriate method reasonably agreed to by the Company and Spectrum, together, in each case, with all documentation reasonably necessary to transfer to the Company all of Spectrum’s (or its applicable Affiliates’) right, title and interest in and to such shares of Common Stock, including stock powers, and take any further actions as may be reasonably requested by the Company to complete such Repurchase.
(d)          On any Repurchase Date, Spectrum covenants and agrees that it shall have good and valid title to the shares of Common Stock subject to any such Repurchase to be sold by Spectrum free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, option, equity or other adverse claim, and shall not have, in whole or in part, (1) assigned, transferred, hypothecated, pledged or otherwise disposed of such Shares or its ownership rights in such shares of Common Stock other than, in connection with the Repurchase, to the Company, or (2) given any Person other than, in connection with the Repurchase, the Company any transfer order, power of attorney or other authority of any nature whatsoever with respect to such shares of Common Stock.
Section 3.5          Legends.  Each certificate or instrument representing any Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:
THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE AND FROM COUNSEL SATISFACTORY TO THE ISSUER OF SUCH SHARES, SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDER AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
Spectrum consents to the Company making a notation in its records and giving instructions to its transfer agent in order to implement the restrictions on Transfer set forth in this Article III.
Section 3.6          Removal of Legends.  Subject to receipt by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith, upon the earlier of such time as the Shares (a) have been sold or transferred pursuant to an effective registration statement, (b) such time as the Shares have been sold pursuant to Rule 144, or (c) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall instruct the transfer agent for the Common Stock (the “Transfer Agent”) to timely remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares without restrictive legends, including, if necessary, causing its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act.  Shares subject to legend removal hereunder shall, unless otherwise directed by Spectrum, be transmitted by the Transfer Agent to Spectrum by crediting the account of Spectrum’s prime broker with the Depository Trust Company System (DTC) as directed by Spectrum. The Company shall be responsible for all fees (with respect to its Transfer Agent, counsel, DTC or otherwise) associated with such issuance.  In no event shall the removal of the restrictive legends described above constitute a release of Spectrum from its obligation to comply with applicable law and the covenants of this Agreement.

ARTICLE IV
REGISTRATION RIGHTS
Section 4.1          Shelf Registrations.
(a)          Following the twelve (12) month anniversary of the date hereof (and not at any point prior thereto), upon written request received from Spectrum by the Company (the “Shelf Registration Request”), so long as there are Registrable Securities outstanding, the Company shall use its commercially reasonable efforts to have and maintain an effective Registration Statement for a Shelf Registration covering the resale of all of the Registrable Securities requested to be included by Spectrum, on a delayed or continuous basis (the “Shelf Registration Statement”). In furtherance of such obligation, the Company shall use its commercially reasonable efforts to file with the SEC an initial Shelf Registration Statement as promptly as practicable on or prior to the thirtieth (30th) day following the receipt of such Shelf Registration Request. The Company shall give written notice of the filing of any Shelf Registration Statement at the earliest practicable time (but in no event less than fifteen (15) days prior to filing such Shelf Registration Statement) to Spectrum and shall include in such Shelf Registration Statement all Registrable Securities of Spectrum requested to be included. The Company shall use its commercially reasonable efforts to cause the initial Shelf Registration Statement to become effective on or prior to the ninetieth (90th) day after the Registration Statement is filed with the SEC and shall use its commercially reasonable efforts to maintain the effectiveness of such Shelf Registration Statement in accordance with the terms hereof until Spectrum no longer holds any Registrable Securities (such period of effectiveness, the “Shelf Period”).
(b)          If on the date of the Shelf Registration Request the Company is a WKSI, then the Shelf Registration Request may request registration of an unspecified amount of Registrable Securities; and if on the date of the Shelf Registration Request the Company is not a WKSI, then the Shelf Registration Request shall specify the aggregate amount of Registrable Securities to be registered, provided such amount is reasonably expected to result in aggregate gross cash proceeds in excess of $50 million (without regard to any underwriting discount or commission). The Company shall provide to Spectrum the information necessary to determine the Company’s status as a WKSI upon request.
(c)          Spectrum may withdraw its Registrable Securities from such Shelf Registration at any time prior to the effectiveness of the registration statement applicable to such Shelf Registration. Upon receipt of such notice, the Company shall cease all efforts to secure effectiveness of the applicable registration statement, and Spectrum shall pay or reimburse the Company for all Registration Expenses incurred by the Company in connection with such Shelf Registration.
Section 4.2          Suspension Periods. Upon written notice to Spectrum, (x) the Company shall be entitled to delay the filing or initial effectiveness of, or suspend, for a period of time, the use of any Registration Statement or Prospectus if the filing, initial effectiveness or continued use of such Registration Statement at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Company, after consultation with counsel, (i) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement, and (iii) would reasonably be expected to have a material adverse effect on any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction, in each case that is material to the Company (in each case of , a “Suspension Period”); provided that (A) the duration of all Suspension Periods may not exceed one hundred and twenty (120) days in the aggregate in any 12-month period and (B) the Company shall use its commercially reasonable efforts to amend the Registration Statement and/or Prospectus to correct such untrue statement or omission as soon as reasonably practicable. In the event the Company exercises its rights under the preceding sentence, such holders of Registrable Securities agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities and to treat such notice as Confidential Information for purposes of Section 2.2 hereof.
Section 4.3          Spectrum Underwritten Offering.

(a)          Spectrum may, at any time following the twelve (12) month anniversary of the date hereof (and not at any point prior thereto), request that the Company effect an underwritten takedown under the Shelf Registration Statement of at least $50 million in Registrable Securities, based on the closing market price of the Common Stock on the trading day immediately prior to the date of the initial request of Spectrum.  With respect to any Block Trade, Spectrum shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten Block Trade.
(b)          For any Spectrum Underwritten Offering, including a Block Trade, the managing underwriter or underwriters shall be selected by Spectrum and shall be reasonably acceptable to the Company.
(c)          If the managing underwriter or underwriters for the Spectrum Underwritten Offering advise the Company that in their reasonable opinion the number of securities requested to be included in such underwritten offering takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to Spectrum, the Company shall include the securities previously requested to be included by Spectrum as well as any securities that the Company proposes to include in such Spectrum Underwritten Offering, reduced on a pro rata basis.
(d)          The Company shall use its commercially reasonable efforts to cooperate with any request of Spectrum to effect a Spectrum Underwritten Offering but shall not be required to effect a Spectrum Underwritten Offering more than once in any six (6) month period. In no event shall the Company be required to effect more than four (4) Spectrum Underwritten Offerings in the aggregate pursuant to this Agreement.
Section 4.4          Piggyback Takedowns.
(a)          Right to Piggyback. Following the twelve (12) month anniversary of the date hereof (and not at any point prior thereto), if the Company proposes to undertake the marketing of a registered underwritten offering of its Common Stock for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor or similar form which is then in effect or a Registration Statement in connection with a rights offering or the primary purpose of which is to register debt securities or an offering on any form of Registration Statement that does not permit secondary sales) or for the account of any other stockholder or stockholders of the Company not party hereto (the “Requesting Shareholders”), the Company shall give prompt written notice of its intention to effect such offering (a “Piggyback Takedown”) to Spectrum. In the case of a Piggyback Takedown that is an offering under a Shelf Registration, such notice shall be given not less than five (5) Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an offering under a Registration Statement that is not a Shelf Registration, such notice shall be given not less than five (5) Business Days prior to the expected date of filing of such Registration Statement. The Company shall, subject to the provisions of Section 4.4(b) below, include in such Piggyback Takedown, as applicable, all Registrable Securities with respect to which the Company has received written requests for inclusion therein from Spectrum on or before the date that is three (3) Business Days prior to the expected date of commencement of marketing efforts or the filing of the Registration Statement, as applicable. Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with any Piggyback Takedown upon written notice to Spectrum.
(b)          Priority on Piggyback Takedowns.
(i) If a Piggyback Takedown is an underwritten primary offering on behalf of the Company, and the managing underwriters for a Piggyback Takedown advise the Company that in their reasonable opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Piggyback Takedown the number which can be so sold in the following order of priority: (A) first, the securities the Company proposes to sell, (B) second, securities requested to be included in such Piggyback Takedown by Spectrum, and (C) third, securities requested to be included in such Piggyback Takedown by any other security holders exercising piggyback registration rights.
(ii) If a Piggyback Takedown is an underwritten secondary offering at the request of one or more Requesting Shareholders, and the managing underwriters for a Piggyback Takedown advise the Company that in their reasonable opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Piggyback Takedown the number which can be so sold in the following order of priority: (A) first, securities requested to be included by the Requesting Shareholders, (B) second, securities requested to be included in such Piggyback Takedown by Spectrum, (C) third, securities requested to be included in such Piggyback Takedown by any other security holders exercising piggyback registration rights, and (D) fourth, the securities the Company proposes to sell.
(c)          Selection of Underwriters. Except as otherwise provided in any agreement between the Company and Spectrum, the Company will have the sole right to select the investment banker(s) and manager(s) for any Piggyback Takedown.
Section 4.5          Holdback in Connection with a Piggyback Takedown. In connection with any Piggyback Takedown or Spectrum Underwritten Offering, if reasonably requested by the underwriters managing any such offering, Spectrum shall, and subject to reasonable and customary exceptions, agree with the underwriters managing such offering not to effect any sale or distribution of Equity Securities of the Company, as applicable, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 90-day period (or such shorter period as shall be agreed to with the underwriters managing such offering) beginning on the date of pricing of such Piggyback Takedown (the “Holdback Period”); provided, such Holdback Period is applicable on substantially similar terms to the Company and the executive officers and directors of the Company. The Company may impose stop-transfer instructions with respect to its securities that are subject to the forgoing restriction until the end of such period. Spectrum agrees to execute a customary “lock-up” agreement in favor of the Company’s underwriters to such effect, subject to reasonable and customary exceptions, and other exceptions as may be agreed by Spectrum and the underwriters that are reasonably acceptable to the Company, and, in any event, that the Company’s underwriters in any relevant Piggyback Takedown or Spectrum Underwritten Offering shall be third party beneficiaries of this Section 4.5.
Section 4.6          Registration Expenses. All Registration Expenses shall be borne by the Company, except as otherwise provided herein. All Selling Expenses relating to Registrable Securities registered shall be borne by Spectrum.  The Company and Spectrum shall each pay one-half of any Roadshow Expenses. The Company shall pay for the reasonable and documented fees, expenses and disbursements of Counsel to Spectrum (i) in an amount up to $50,000 in connection with the filing of any Shelf Registration Statement, and (ii) in an amount up to $100,000 in connection with any Spectrum Underwritten Offering.
Section 4.7          Additional Obligations.
(a)          The Company shall:
(i) before filing a Registration Statement or a Prospectus or any amendments or supplements thereto in connection with any Piggyback Takedown, at the Company’s expense, furnish to Spectrum upon written request from Spectrum, copies of all such documents, other than documents that are incorporated by reference and that are publicly available through the SEC’s EDGAR system, proposed to be filed, and provide Counsel to Spectrum a reasonable opportunity to review and comment on such documents;
(ii) notify Spectrum  of the filing and effectiveness of the Registration Statement and prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the date on which all Registrable Securities have been sold under the Registration Statement applicable to such Shelf Registration or have otherwise ceased to be Registrable Securities and notify Spectrum of the filing and effectiveness of such amendments and supplements, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) furnish to Spectrum without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, each Prospectus prepared in connection with such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as Spectrum may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by Spectrum, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other governmental authority relating to such offer;
(iv) use its commercially reasonable efforts to: (A) register or qualify, or obtain exemption from registration or qualification for, such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions in the U.S. as Spectrum reasonably requests and of such other jurisdictions as the Company and Spectrum may mutually agree, (B) keep such registration, qualification or exemption in effect for so long as such Registration Statement remains in effect and (C) do any and all other acts and things which may be reasonably necessary or advisable to enable Spectrum to consummate the disposition in such jurisdictions of the Registrable Securities owned by Spectrum (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction);
(v) notify Spectrum at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act (any which notice shall be deemed Confidential Information for purposes of Section 2.2 hereof):
(1)
as promptly as practicable upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement, the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of Spectrum and subject to the Company’s ability to declare Suspension Periods pursuant to Section 4.2 hereof, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to Spectrum, and file such supplement or amendment with the SEC so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(2)
as promptly as practicable after the Company becomes aware of any request by the SEC or any federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto;

(3)
as promptly as practicable after the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities; or

(4)
as promptly as practicable after the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(vi)          use its commercially reasonable efforts to cause all Registrable Securities to be listed on the NYSE or such other securities exchange on which the Company’s Common Stock is then listed;
(vii)          provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;
(viii)          provide counsel to Spectrum a reasonable opportunity to review and comment upon any Registration Statement and any Prospectus Supplements;
(ix)          in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its commercially reasonable efforts promptly to (A) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (B) obtain, at the earliest practicable date, the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction;
(x)          if requested by Spectrum promptly include in a Prospectus supplement or amendment such information as Spectrum may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;
(xi)          in the case of certificated Registrable Securities, cooperate with Spectrum and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities sold pursuant to a Shelf Registration Statement;
(xii)          in the case of a an underwritten offering, enter into an underwriting agreement in customary form and reasonably satisfactory to the Company and perform its obligations thereunder and take such other commercially reasonable actions as are required in order to expedite or facilitate each disposition of Registrable Securities included in such offering (including upon reasonable request, causing appropriate officers to attend and participate in “road shows” and other informational meetings organized by the underwriters, and causing counsel to the Company to deliver customary legal opinions in connection with any such underwriting agreements;
(xiii)          in the case of an underwritten offering, use its commercially reasonable efforts to obtain a “comfort” letter or letters, dated as of such date or dates as the Counsel to Spectrum or the managing underwriters reasonably requests, from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “comfort” letters as Counsel to Spectrum or any managing underwriter reasonably requests;
(xiv)          in the case of a Spectrum Underwritten Offering, furnish, at the request of any managing underwriter for such offering an opinion with respect to legal matters and a negative assurance letter with respect to disclosure matters, dated as of each closing date of such offering of counsel representing the Company for the purposes of such registration, addressed to the underwriters, covering such matters with respect to the registration in respect of which such opinion and letter are being delivered as the underwriters, may reasonably request and are customarily included in such opinions and negative assurance letters;
(xv)          within the deadlines specified by the Securities Act and the rules promulgated thereunder, make all required filings of all Prospectuses and Free Writing Prospectuses with the SEC; and
(xvi)          within the deadlines specified by the Securities Act and the rules promulgated thereunder, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby).

(b)          Spectrum Obligations. In connection with any offering under any Registration Statement under this Agreement, Spectrum (i) shall promptly furnish to the Company in writing notice of the intended method of disposition of its Registrable Securities, the amount of Registrable Securities proposed to be sold and such other information with respect to Spectrum as the Company may reasonably request or as may be required to be disclosed in any Registration Statement under applicable Law, pursuant to SEC comments or as the Company may request from time to time in writing and all information required to be disclosed in order to make the information previously furnished to the Company by Spectrum not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to Spectrum necessary in order to make the statements therein not misleading; (ii) shall comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of the Registrable Securities; (iii) shall not use any Free Writing Prospectus without the prior written consent of the Company, and (iv) shall execute and deliver a customary underwriting agreement, customary closing certificates and other customary documents and procure and have delivered a customary opinion of counsel, in each case as may be requested by the Company or the underwriters in connection with such offering. Spectrum  agrees to notify the Company as promptly as practicable of (i) any inaccuracy or change in information previously furnished by it to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding Spectrum or Spectrum’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding Spectrum or Spectrum’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading and (ii) any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to Spectrum or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
Spectrum agrees that, prior to each disposition of securities pursuant to a Registration Statement filed hereunder, it shall give the Company two (2) Business Days’ notice of its intention to make such disposition and that upon receipt of any notice contemplated in Section 4.2 hereof, Spectrum will forthwith discontinue the disposition of its Registrable Securities pursuant to the applicable Registration Statement.
Section 4.8          Indemnification; Contribution.
(a)          Indemnification by the Company. The Company agrees to indemnify and hold harmless Spectrum, its shareholders, directors, officers, employees, agents and each Person who controls Spectrum (within the meaning of Section 15 of the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, whether or not the indemnified party is a party to any proceeding) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon (i) any untrue, or allegedly untrue, statement of a material fact contained in any Disclosure Package, any Registration Statement, any Prospectus, or in any amendment or supplement thereto, and (ii) the omission or alleged omission to state in any Disclosure Package, any Registration Statement, any Prospectus, or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances in which such statements were made; provided, however, that the Company shall not be held liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in such Disclosure Package, Registration Statement, Prospectus, or such amendment or supplement thereto in reliance upon and in conformity with information concerning Spectrum furnished in writing to the Company by or on behalf of Spectrum expressly for inclusion therein, including, without limitation, the information furnished to the Company pursuant to Article IV hereof. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) at least to the same extent as provided above.
(b)          Indemnification by Spectrum. In connection with any offering in which Spectrum is participating pursuant to Article IV hereof, Spectrum agrees to indemnify and hold harmless the Company and any other holder of Common Stock who is participating in any such offering, as well as each of their respective shareholders, directors, officers, managers, employees, agents, and each Person who controls the Company or any such participating holder of Common Stock, to the same extent as the foregoing indemnity from the Company to Spectrum (including indemnification of their respective shareholders, directors, officers, employees, agents, and controlling Persons), but only to the extent that Liabilities arise out of or are based upon a statement or alleged statement or an omission or alleged omission that was made in reliance upon and in conformity with information with respect to Spectrum furnished in writing to the Company by or on behalf of Spectrum expressly for use in such Disclosure Package, Registration Statement, Prospectus, or such amendment or supplement thereto, including, without limitation, the information furnished to the Company pursuant to Article IV hereof; provided, however, that the aggregate amount to be indemnified by Spectrum pursuant to this paragraph shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by Spectrum in the offering to which such Disclosure Package, Registration Statement, Prospectus or such amendment or supplement thereto relates.
(c)          Conduct of Indemnification Proceedings. Any Person entitled to indemnification or contribution hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable and documented out-of-pocket fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay such fees and expenses, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the reasonably incurred and documented out-of-pocket fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such reasonably incurred and documented out-of-pocket fees and expenses shall be reimbursed as incurred. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or may be a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.
(d)          Contribution. If the indemnification provided for in this Section 4.8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold harmless an Indemnified Party in respect of any Liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 4.8, any documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the aggregate amount to be contributed by Spectrum pursuant to this paragraph shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by Spectrum in the offering.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
The parties hereto agree that this Section 4.8 shall survive any termination of this Agreement.
Section 4.9          Rule 144. With a view to making available to Spectrum the benefits of Rule 144, the Company covenants that for so long as the Company is subject to the reporting requirements of the Exchange Act it will use its commercially reasonable efforts to (i) file all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder, (ii) make available information necessary to comply with Rule 144 at all times, all to the extent required from time to time to enable Spectrum to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 and (iii) deliver, upon the reasonable request of Spectrum, a written certification to Spectrum as to whether the Company has complied with the information requirements of Rule 144. If at any time the Company is not subject to the reporting requirements of the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Securities pursuant to, Rule 144.

ARTICLE V

MISCELLANEOUS
Section 5.1          Notice. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, sent via facsimile (receipt confirmed), sent via email (receipt confirmed), sent by a nationally recognized overnight courier (providing proof of delivery), or mailed in the United States by certified or registered mail, postage prepaid, to the Parties at the following addresses (or at such other address for any Party as may be specified by like notice):
If to the Company:
Energizer Holdings, Inc.
533 Maryville University Dr.
St. Louis, MO 63141
Attention: General Counsel
Facsimile: (314) 985-2223
With a copy (which will not constitute notice hereunder) to:

Bryan Cave Leighton Paisner LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, MO  63102
Attention: Steve Baumer, Esq. and Kristin Yemm, Esq.
Facsimile: (314) 259-2020
If to Spectrum:

Spectrum Brands Holdings, Inc.
3001 Deming Way
Middleton, WI 53562
Attention: Ehsan Zargar
Facsimile: (608) 288-7546
With a copy (which will not constitute notice hereunder) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY  10019-6064
Attention: Ross A. Fieldston, Esq. and Jeffrey D. Marell, Esq.
Facsimile: (212) 492-0105
Section 5.2          Enforcement. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the other Party. It is accordingly agreed that each of the Parties will be entitled to an injunction or injunctions to prevent breaches and/or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without the necessity of providing any bond or other security, in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 5.3          Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement will be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns. Except as set forth in the immediately preceding sentence, nothing in this Agreement, express or implied, is intended to or will confer upon any Person that is not a Party (other than a Party’s successors and permitted assigns) any rights, benefits or remedies hereunder. For the avoidance of doubt, this Agreement shall not limit the effect of the Acquisition Agreement, or any of the Ancillary Agreements, as defined in the Acquisition Agreement.
Section 5.4          Amendments; Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.
Section 5.5          Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by either Party without the prior written consent of the other Party. Any assignment in violation of the preceding sentence will be void. This Section 5.5 shall not be deemed to prevent the Company from engaging in any merger, consolidation or other business combination transaction. For the avoidance of doubt, no transferee of Equity Securities of the Company shall acquire any rights under, or be deemed to have the benefit of, any of the provisions contained in this Agreement.
Section 5.6          Governing Law. This Agreement and any claim, controversy or dispute arising under or related thereto, the relationship of the Parties, and/or the interpretation and enforcement of the rights and duties of the Parties, whether arising at law or in equity, in contract, tort or otherwise, will be governed by, and construed and interpreted in accordance with, the Laws of the State of Delaware, without regard to its rules regarding conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 5.7          Interpretation. Unless otherwise expressly provided, for the purposes of this Agreement, the following rules of interpretation shall apply:

(a)          The article and section headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation hereof.
(b)          When a reference is made in this Agreement to an article or a section, paragraph, such reference will be to an article or a section, paragraph hereof unless otherwise clearly indicated to the contrary.
(c)          Unless it would be duplicative, whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”
(d)          The words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.
(e)          The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if.”
(f)          The meaning assigned to each term defined herein will be equally applicable to both the singular and the plural forms of such term, and words denoting any gender will include all genders. Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning.
(g)          A reference to any period of days will be deemed to be to the relevant number of calendar days, unless otherwise specified.
(h)          All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
(i)          The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provisions hereof.
(j)          Any statute or rule defined or referred to herein or in any agreement or instrument that is referred to herein means such statute or rule as from time to time amended, modified or supplemented, including by succession of comparable successor statutes or rules and references to all attachments thereto and instruments incorporated therein.
Section 5.8          Consent to Jurisdiction. To the fullest extent permitted by applicable Law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, relating to or in connection with, this Agreement or the transactions contemplated hereby or thereby shall be brought only in the Court of Chancery or the Superior Court of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware) and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, (iii) waives and agrees not to assert any objection that it may now or hereafter have to the laying of the venue of any such Action brought in such a court or any claim that any such Action brought in such a court has been brought in an inconvenient forum, and (iv) agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.1 or any other manner as may be permitted by Law shall be valid and sufficient service thereof.
Section 5.9          Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Section 5.10          Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the Parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.
Section 5.11          Headings. The descriptive headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
Section 5.12          Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed will be deemed to be an original, and all of which together will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. For purposes of this Agreement, facsimile signatures or signatures by other electronic form of transfer (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) will be deemed originals and deemed to have been duly and validly delivered and be valid and as effective as delivery of a manually executed counterpart hereof, and the Parties agree to exchange original signatures as promptly as possible.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ENERGIZER HOLDINGS, INC.

By:	/s/ Mark S. LaVigne
	Name:	Mark S. LaVigne
	Title:	Executive Vice President and Chief Operating Officer

[Signature Page to Shareholder Agreement]

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Joanne P. Chomiak
	Name:	Joanne P. Chomiak
	Title:	Senior Vice President - Tax and Treasurer

[Signature Page to Shareholder Agreement]

JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”) is dated as of January 28, 2019, by and between Energizer Holdings, Inc., a Missouri corporation (the “Company”), Spectrum Brands, Inc. (“Shareholder”) and Spectrum Brands Holdings, Inc. (“Spectrum”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Shareholder Agreement (as defined below).

RECITALS

A.          Reference is made to that certain Shareholder Agreement, dated as of January 28, 2019, by and between the Company and Spectrum (as may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Shareholder Agreement”).

B.          Shareholder is a wholly owned Subsidiary of Spectrum.

C.          Pursuant to the terms of the Shareholder Agreement, Spectrum has requested that Spectrum be permitted to transfer the Shares to the Shareholder on the date of this Agreement and the Company has agreed to consent to such transfer on the terms and conditions contained herein, and Shareholder has agreed to become a party to the Shareholder Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.          Consent.

(a)          Subject to the terms and conditions of this Agreement, the Company hereby consents to the transfer by Spectrum to Shareholder of 5,278,921 shares of its common stock, par value $0.01 per share, which shares constitute the Stock Consideration (as defined in the Acquisition Agreement) and the Shares (as defined in the Shareholder Agreement).

(b)          Subject to the terms and conditions of this Agreement, the Company hereby consents to any subsequent transfer of the Shares by Shareholder to an Affiliate of Spectrum in order to permit such Affiliate to engage in a Permitted Transaction that is being undertaken by Spectrum or its Affiliates; provided that, as a condition to the effectiveness of such consent, Spectrum, the Shareholder and such Affiliate enter into and deliver to the Company a joinder agreement in substantially the same form as this Agreement, with both Spectrum and the Shareholder providing the guarantee set forth in Section 5 hereof.

(c)          The consents set forth in Section 1(a) and 1(b) above shall not be deemed to be a consent to any transfer, sale, exchange, assignment, liquidation, conveyance,

abandonment, distribution, contribution or other disposal of the Shares by Shareholder, including to any Affiliate of Spectrum, other than to an Affiliate of Spectrum in order to permit such Affiliate to engage in a Permitted Transaction that is being undertaken by Spectrum or its Affiliates.

(d)          To the extent that the Shareholder or any Affiliate of Spectrum that is a transferee of the Shares pursuant to a transfer permitted by the consents set forth in Section 1(a) and 1(b) hereof will cease to be an Affiliate of Spectrum, such Shareholder or Affiliate shall transfer the Shares to Spectrum prior to such cessation, and Spectrum shall take and shall cause its Affiliates to take all actions necessary to document and effectuate the same.

(e)          The parties agree to reasonably cooperate with the Company’s transfer agent to effectuate any transfer that is permitted or required hereby.

2.           Acknowledgement. Shareholder acknowledges that it is acquiring the Shares subject to the terms, limitations and conditions of the Shareholder Agreement.

3.           Agreement to be Bound.  Shareholder hereby agrees that (a) by executing this Agreement, Shareholder shall become a party to the Shareholder Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Shareholder Agreement with the same force and effect as if it was originally a party thereto in the same capacity as Spectrum and with all references to “Spectrum” in the Shareholder Agreement deemed also to be references to the Shareholder and (b) the Shares shall be bound by and subject to the terms of the Shareholder Agreement pursuant to the terms thereof.

4.           Status of Shareholder. In respect of its Shares, Shareholder shall receive the same rights and privileges, and shall be subject to the same conditions and limitations, in each case as if Shareholder were Spectrum for purposes of the Shareholder Agreement.

5.           Guarantee by Spectrum. Spectrum hereby unconditionally and irrevocably guarantees the full and prompt performance by the Shareholder of its covenants, agreements and obligations hereunder and under the Shareholder Agreement.  Spectrum further unconditionally and irrevocably guarantees the full and prompt performance by any of Affiliate of Spectrum that becomes a transferee of the Shares in accordance with Section 1(b) hereof of such transferee’s covenants, agreements and obligations under the applicable joinder agreement to which it is a party and under the Shareholder Agreement.  This is a continuing, absolute and unconditional guarantee of performance and payment and not of collection.

6.           Counterparts.  This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all of which counterparts, taken together, shall constitute one and the same instrument.  Facsimile and electronic signatures (e.g., pdf) shall have the same force and effect as originals for all purposes hereunder.

7.           Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

8.           Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

* * * * *

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement for the benefit of the parties to the Shareholder Agreement as of the date first above written.

COMPANY:

ENERGIZER HOLDINGS, INC.

By:	/s/ Timothy W. Gorman
	Name:	Timothy W. Gorman
	Title:	Executive Vice President, Chief Financial Officer and Principal Accounting Officer

[Signature Page to Joinder Agreement]

SHAREHOLDER:

SPECTRUM BRANDS, INC.

By:	/s/ Joanne P. Chomiak
	Name:	Joanne P. Chomiak
	Title:	Senior Vice President - Tax and Treasurer

[Signature Page to Joinder Agreement]

SPECTRUM:

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Joanne P. Chomiak
	Name:	Joanne P. Chomiak
	Title:	Senior Vice President - Tax and Treasurer

[Signature Page to Joinder Agreement]